EXHIBIT 3.5
LIMITED LIABILITY COMPANY AGREEMENT
OF
REYNOLDS GROUP ISSUER LLC
     This Limited Liability Company Agreement (the “Agreement”) of Reynolds Group Issuer LLC (the “Company”), dated as of October 8, 2009, is entered into by Reynolds Group Holdings Inc. as its sole member (the “Sole Member”).
     WHEREAS, the Company was formed pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.), as amended from time to time (the “Act”); and
     WHEREAS, the Sole Member wishes to adopt a limited liability company agreement to provide for the management and administration of the Company.
     NOW, THEREFORE, the Sole Member hereby agrees as follows:
     1. Name. The name of the limited liability company is Reynolds Group Issuer LLC.
     2. Purpose. The purpose of the Company, and the nature of the business to be conducted and promoted by the Company, is to engage in any lawful act or activity for which limited liability companies may be formed under the Act and to engage in any and all activities necessary, advisable or incidental to the foregoing.
     3. Powers of the Company. Subject to any limitations set forth in this Agreement, the Company, and the Manager (as defined below) on behalf of the Company, shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purposes set forth in Section 2, including, without limitation, the power to borrow money and issue evidences of indebtedness in furtherance of the purposes of the Company.
     4. Registered Office. The address of the registered office of the Company in the State of Delaware is c/o National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover, Delaware 19904, or such other address as may hereafter be determined by the Sole Member. The Company may also have offices at such other places within or outside the State of Delaware as the Sole Member may from time to time designate or the business of the Company may require.
     5. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is National

Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover, Delaware 19904, or such other registered agent, name and address as may hereafter be determined by the Sole Member.
     6. Fiscal Year. The fiscal year of the Company shall end on December 31.
     7. Sole Member. The name and the business, residence or mailing address of the Sole Member is as follows:

Name	Address
Reynolds Group Holdings Inc.	National Registered Agents, Inc.
160 Greentree Drive, Suite 101
Dover, Delaware 19904
     8. Management. The business and affairs of the Company shall be managed by a manager, which shall be the Sole Member (when acting in such capacity, the “Manager”). The Manager shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by members under the laws of the State of Delaware. The Manager shall have the right, power and discretion to operate and control the affairs of the Company, including the power and authority to bind the Company and otherwise act for and on behalf of the Company. The Manager may from time to time delegate the management of the Company to designated directors and/or officers with such power and authority as the Manager may prescribe from time to time.
     9. Authorized Person. The Manager is hereby designated as a person who is authorized by the Act (the “Authorized Person”) to execute, deliver and file all certificates (and any amendments and/or restatements thereof) required or permitted by the Act to be filed in the office of the Secretary of State of the State of Delaware. The Authorized Person may execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to conduct business in a jurisdiction in which the Company may wish to conduct business and any documents otherwise required in order for the Company to conduct business. The Manager hereby approves and ratifies the execution and filing by Helen Dorothy Golding, as a person who is authorized by the Act to execute such certificate, within the meaning of the Act, of the certificate of formation of the Company on September 16, 2009.
     10. Officers. (a) The day-to-day functions of the Company may be performed by a person or persons appointed as an officer or officers of the Company

(each, an “Officer”). The Manager may appoint such Officers as it deems appropriate, and each such Officer so appointed shall have such authority and perform such duties as the Manager may, from time to time, delegate to him or her. Each Officer shall hold office until his or her successor is appointed or until his or her earlier death or until his or her earlier resignation or removal in accordance with this Agreement. The initial Officers of the Company shall be each person listed below, who shall hold the offices set forth opposite such person’s name until such person’s resignation or earlier death or removal in accordance with this Agreement:

Gregory Alan Cole Helen Dorothy Golding Allen Philip Hugli	President Secretary Vice President and Treasurer
     (b) Any Officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Manager. The acceptance of the Manager of a resignation of any Officer shall not be necessary to make such resignation effective, unless otherwise specified in such resignation. Any Officer may be removed at any time by the Manager, with or without cause.
     11. Dissolution. (a) The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of the following: (i) the written consent of the Sole Member, (ii) at any time there is no member of the Company, unless the Company is continued pursuant to the Act, or (iii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.
     (b) The bankruptcy of the Sole Member will not cause the Sole Member to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.
     (c) In the event of dissolution of the Company in accordance with this Agreement, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.
     12. Capital Contributions. The Sole Member is not required to make any capital contributions to the Company. The Sole Member may make capital contributions to the Company in the form of cash, property, services or otherwise, at any time and upon such contribution, the Sole Member’s capital account balance shall be adjusted accordingly.

     13. Distributions. Distributions shall be made to the Sole Member at the times and in the aggregate amounts determined by the Manager. Notwithstanding anything to the contrary contained herein, the Company shall not be required to make a distribution to the Sole Member on account of the interest of the Sole Member in the Company if such distribution would violate the Act, any other applicable law or any Transaction Document (as defined in the Purchase Agreement, among the Company, Reynolds Group Issuer (Luxembourg) S.à r.l. and Reynolds Group Issuer Inc. as issuers, the guarantors listed therein and Credit Suisse Securities (USA) LLC).
     14. Admission of Additional Members. One or more additional members of the Company may be admitted to the Company with the written consent of the Sole Member.
     15. Resignation of Sole Member. The Sole Member may not resign from the Company unless an additional member of the Company shall be admitted by the Company, subject to Section 14, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement. Such admission shall be deemed effective immediately prior to the resignation, and, immediately following such admission, the resigning Sole Member shall cease to be a member of the Company.
     16. Restrictions on Transfers. The Sole Member has the right to sell, assign, dispose of or otherwise transfer, pledge or encumber (each, a “Transfer”), all or any of its limited liability company interest in the Company, effective upon written notice of such Transfer to the Company. Upon the receipt of such notice, the transferee will become a member of the Company and succeed to the limited liability interests transferred to such transferee.
     17. Applicability of the Uniform Commercial Code; Certificates. (a) Each limited liability company interest in the Company shall constitute a “security” within the meaning of, and to be governed by, (i) Article 8 of the Uniform Commercial Code as in effect from time to time in the State of Delaware (the “UCC”) and (ii) Article 8 of the Uniform Commercial Code applicable in any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995, and the Company hereby irrevocably “opts in” to such provisions for the purpose of the UCC.
     (b) Each limited liability company interest in the Company shall be represented by a certificate in the form attached as Schedule A (a “Certificate”) hereto, and shall bear the following legend:

“THIS CERTIFICATE EVIDENCES A LIMITED LIABILITY COMPANY INTEREST IN REYNOLDS GROUP ISSUER LLC (THE “MEMBERSHIP INTEREST”) AND SHALL BE A SECURITY FOR PURPOSES OF ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE.
THE MEMBERSHIP INTEREST REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE MEMBERSHIP INTEREST REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, DISPOSED OF OR OTHERWISE TRANSFERRED, PLEDGED OR ENCUMBERED (EACH, A “TRANSFER”) WITHOUT COMPLIANCE WITH THE SECURITIES ACT, OR ANY EXEMPTION THEREUNDER, AND APPLICABLE STATE AND OTHER SECURITIES LAWS.
THE RIGHTS, POWERS, PREFERENCES, RESTRICTIONS (INCLUDING RESTRICTIONS ON TRANSFER) AND LIMITATIONS OF THE MEMBERSHIP INTEREST ARE SET FORTH IN, AND THIS CERTIFICATE AND THE MEMBERSHIP INTEREST REPRESENTED HEREBY IS ISSUED AND SHALL IN ALL RESPECTS BE SUBJECT TO, THE TERMS AND PROVISIONS OF THE LIMITED LIABILITY COMPANY AGREEMENT DATED AS OF [•], 2009 (AS AMENDED FROM TIME TO TIME, THE “AGREEMENT”), BETWEEN THE COMPANY AND ITS MEMBER. THE MEMBERSHIP INTEREST REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE THEREWITH. A COPY OF THE AGREEMENT IS ON FILE AT THE PRINCIPAL PLACE OF BUSINESS OF THE COMPANY.
     (c) Notwithstanding anything to the contrary contained herein, to the extent any provision of this Agreement is inconsistent with any non-waivable provision of Article 8 of the UCC, the provisions of Article 8 of the UCC shall control.
     (d) The Company shall issue a new Certificate in place of any Certificate previously issued if the holder of the limited liability company interest represented by such Certificate, as reflected on the books and records of the Company:
     (i) makes proof by affidavit, in form and substance satisfactory to the Manager, that such previously issued Certificate has been lost, stolen or destroyed;
     (ii) requests the issuance of a new Certificate before the Manger has notice that such previously issued Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

     (iii) if requested by the Manager, delivers to the Company a bond, in form and substance satisfactory to the Manager, with such surety or sureties as the Manager may direct, sufficient to indemnify the Company and the Manager against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of the previously issued Certificate or the issuance of a new Certificate; and
     (iv) satisfies any other reasonable requirements imposed by the Manager.
     (e) Upon a member’s Transfer in accordance with the provisions of this Agreement of any or all of the limited liability company interest in the Company represented by a Certificate, the transferee of such interest shall deliver such Certificate to the Manager for cancellation, and the Manager shall thereupon issue a new Certificate to such transferor for the percentage interest being transferred and, if applicable, cause to be issued to such transferee member a new Certificate for that percentage of limited liability company interest in the Company that was represented by the canceled Certificate and that is not being transferred.
     (f) No change to this provision shall be effective until all outstanding Certificates have been surrendered for cancellation and any new Certificates thereafter issued shall not bear the foregoing legend.
     18. Liability of Sole Member. The Sole Member shall be obligated personally for the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise.
     19. Exculpation and Indemnification. No Officer (each Officer of the Company, a “Covered Person”) shall be liable to the Company, the Sole Member, any other person or entity who or that has an interest in the Company or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct. To the full extent permitted by applicable law, each Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered

Person by reason of gross negligence or willful misconduct with respect to such acts or omissions.
     20. Amendment. Any amendment to this Agreement shall require the written consent of the Sole Member only.
     21. Severability. Each provision of this Agreement shall be considered separable, and if for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.
     22. Entire Agreement. This Agreement constitutes the entire agreement of the Sole Member with respect to the subject matter hereof and supersedes all prior agreements and undertakings, if any, with respect hereto.
     23. Governing Law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING AS TO VALIDITY, INTERPRETATION AND EFFECT, BY THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES THEREOF.
[Signature Page Follows]

     IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the date first above written.

SOLE MEMBER: REYNOLDS GROUP HOLDINGS INC.,
by	/s/ Helen Golding
Name: Helen Golding
Title: Authorized Person

Schedule A
Form of Membership Certificate
REYNOLDS GROUP ISSUER LLC
THIS CERTIFICATE EVIDENCES A LIMITED LIABILITY COMPANY INTEREST IN REYNOLDS GROUP ISSUER LLC (THE “MEMBERSHIP INTEREST”) AND SHALL BE A SECURITY FOR PURPOSES OF ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE.
THE MEMBERSHIP INTEREST REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE MEMBERSHIP INTEREST REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, DISPOSED OF OR OTHERWISE TRANSFERRED, PLEDGED OR ENCUMBERED (EACH, A “TRANSFER”) WITHOUT COMPLIANCE WITH THE SECURITIES ACT, OR ANY EXEMPTION THEREUNDER, AND APPLICABLE STATE AND OTHER SECURITIES LAWS.
THE RIGHTS, POWERS, PREFERENCES, RESTRICTIONS (INCLUDING RESTRICTIONS ON TRANSFER) AND LIMITATIONS OF THE MEMBERSHIP INTEREST ARE SET FORTH IN, AND THIS CERTIFICATE AND THE MEMBERSHIP INTEREST REPRESENTED HEREBY IS ISSUED AND SHALL IN ALL RESPECTS BE SUBJECT TO, THE TERMS AND PROVISIONS OF THE LIMITED LIABILITY COMPANY AGREEMENT DATED AS OF [•], 2009 (AS AMENDED FROM TIME TO TIME, THE “AGREEMENT”), BETWEEN THE COMPANY AND ITS MEMBER. THE MEMBERSHIP INTEREST REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE THEREWITH. A COPY OF THE AGREEMENT IS ON FILE AT THE PRINCIPAL PLACE OF BUSINESS OF THE COMPANY.

Certificate Number ____	____% Membership Interest
     Reynolds Group Issuer LLC, a Delaware limited liability company (the “Company”), hereby certifies that ____________________ (the “Holder”) is the owner of _____% of the limited liability company interests in the Company (the “Membership Interest”). By acceptance of this Certificate, and as a condition to being entitled to any rights and/or benefits with respect to the Membership Interest represented hereby, the Holder is deemed to have agreed to comply with and be bound by all the terms and conditions of the Agreement. The Company will furnish a copy of the Agreement to the Holder without charge upon written request to the Company at its principal place of business. The Company maintains books for the purpose of registering the transfer of Membership Interest.

     Each limited liability company interest in the Company shall constitute a “security” within the meaning of, and governed by, (i) Article 8 of the Uniform Commercial Code as in effect from time to time in the State of Delaware and (ii) Article 8 of the Uniform Commercial Code applicable in any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.
     This Certificate shall be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of Delaware, without giving effect to the conflict of laws rules thereof.
     Any sale, assignment, disposal of or other transfer, pledge or encumbrance of the Membership Interest is further restricted by, and subject to, the terms and provisions of the Agreement.
     IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by its duly authorized person on behalf of the Company as of the date set forth below.
Dated: _____________________

REYNOLDS GROUP ISSUER LLC, a Delaware limited liability company, by:
Name:
Title:

(REVERSE SIDE OF CERTIFICATE
FOR MEMBERSHIP INTERESTS OF
REYNOLDS GROUP ISSUER LLC)
FORM OF TRANSFER
(To be signed only upon transfer of the Membership Interest)
          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________ (print or typewrite name of Transferee), __________________ (insert Social Security or other taxpayer identification number of Transferee), the following specified percentage of Membership Interest of Reynolds Group Issuer LLC: ______________ (identify the percentage of Membership Interest being transferred), and irrevocably constitutes and appoints __________________________ as attorney-in-fact, to transfer the same on the books and records of the Company, with full power of substitution in the premises.
Dated: ______________________
Signature: _____________________________
(Signature must conform in all respects to the name of the Holder as specified in the Certificate)

Address:

Signed in the presence of:
______________________